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                                  Exhibit Index

      Exhibit No.                Description of Documents


         4.1 Raytheon Company Amended and Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Current Report on Form 8-K dated December 17, 1997, is hereby incorporated by reference.

         4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Current Report on Form 8-K dated December 17, 1997, are hereby incorporated by reference.

         4.3           Raytheon Company 1976 Stock Option Plan.

         4.4           Raytheon Company 1991 Stock Plan.

         4.5           Raytheon Company 1995 Stock Option Plan.

         4.6           Raytheon Company 1997 Nonemployee Directors Restricted
                       Stock Plan.

         4.7 Plan for granting options in substitution for stock options granted by Texas Instruments Incorporated.

         4.8 Plan for granting options in substitution for stock options granted by Hughes Electronics Corporation.

         5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

        23.1           Consent of John W. Kapples, Esq. (included in Exhibit
                       5.1).

        23.2           Consent of Coopers & Lybrand L.L.P.

        23.3           Consent of Ernst & Young LLP.

        23.4           Consent of Deloitte & Touche LLP.

        24.1           Power of Attorney.